UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2010

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California		94128-8999
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 932-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 20, 2010, Visa Inc., a Delaware corporation (“Visa”), CyberSource Corporation, a Delaware corporation (“CyberSource”), and Market St. Corp., a Delaware corporation and newly-formed, wholly-owned subsidiary of Visa (“Market St.”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Market St. Corp. will acquire the outstanding shares of and merge with and into CyberSource, the separate corporate existence of Market St. shall cease, and CyberSource shall be the successor or surviving corporation of the merger as a wholly owned subsidiary of Visa.

Upon consummation of the merger, (i) each share of CyberSource common stock will be converted into the right to receive $26.00 in cash, without interest, (ii) each out-of-the-money option, non-employee option and vested option to acquire CyberSource common stock will be converted into the right to receive the difference between $26.00 and the exercise price of such option, and (iii) each option held by an employee of CyberSource will be substituted with an option to acquire Visa common stock.

The merger is subject to the satisfaction or waiver of customary closing conditions, including CyberSource stockholder approval and the receipt of required regulatory approvals.

A copy of the Merger Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms and conditions. It is not intended to provide any other factual information about Visa. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations, warranties and covenants therein may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Visa or its respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Visa’s public disclosures.

Item 8.01	Other Events.

On April 21, 2010, Visa Inc. announced that it had entered into a definitive agreement to purchase CyberSource Corporation, a leading provider of electronic payment, risk management and payment security solutions to online merchants, at a price of $26.00 per share in cash, or a total of approximately $2.0 billion, to be paid with cash on hand.

Visa and CyberSource intend to hold an investor conference call on April 21, 2010, to discuss the execution of the Merger Agreement.

Copies of the materials to be used during the conference call are attached hereto as Exhibit 99.1 through 99.4. All information in the presentation is furnished but not filed.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated April 20, 2010, among Visa Inc., CyberSource Corporation and Market St. Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by CyberSource Corporation with the SEC on April 21, 2010).

99.1	Press release of Visa Inc., dated April 21, 2010.

99.2	Presentation of Visa Inc., dated April 21, 2010.

99.3	Fact Sheet, dated April 21, 2010.

99.4	Some frequently asked questions about the transaction, dated April 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.
Date: April 21, 2010
	By:	/S/ JOSEPH W. SAUNDERS
Joseph W. Saunders
Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated April 20, 2010, among Visa Inc., CyberSource Corporation and Market St. Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by CyberSource Corporation with the SEC on April 21, 2010.)

99.1	Press release of Visa Inc., dated April 21, 2010.

99.2	Presentation of Visa Inc., dated April 21, 2010.

99.3	Fact Sheet, dated April 21, 2010.

99.4	Some frequently asked questions about the transaction, dated April 21, 2010.